                                                                    EXHIBIT 3.67

                           ARTICLES OF INCORPORATION
                                      OF
                                 SIELKEN, INC.


     The undersigned natural person of the age of eighteen years or more acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation:

                                  ARTICLE ONE

     The name of the corporation is SIELKEN, INC.

                                  ARTICLE TWO

     The period of its duration is perpetual.

                                 ARTICLE THREE

     The primary purpose for which this corporation is organized is the application and development of statistical methodology and the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR

     The aggregate number of shares that the corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common stock with no par value.
                                 ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and No/100 ($1,000.00) Dollars, consisting of money, labor done, or property actually received.

                                  ARTICLE SIX

     The street address of its initial registered office is 1811 Hondo Drive, College Station, Texas 77840, and the name of its initial registered agent at that address is Robert Lewis Sielken, Jr.

                                 ARTICLE SEVEN

     The number of Directors constituting the initial Board of Directors is one and the name and address of the person who is to serve as Director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

Robert Lewis Sielken, Jr., 1811 Hondo Drive, College Station, Texas 77840.

                                 ARTICLE EIGHT

     The name and address of the incorporator is: Robert Lewis Sielken, Jr., 1811 Hondo Drive, College Station, Texas 77840.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 1st day of February, 1985.

                                      /s/ Robert Lewis Sielken, Jr.
                                   -------------------------------------
                                   ROBERT LEWIS SIELKEN, JR.


VERIFICATION
------------

THE STATE OF TEXAS  (S)

COUNTY OF BRAZOS  (S)

     Before me, a notary public, on this day personally appeared ROBERT LEWIS SIELKEN, JR., known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements contained therein are true and correct.

     Given under my hand and seal this 1st day of February, 1985.

                               /s/ Darby Jetton
                               ---------------------------------
                               Notary Public in and for the State of Texas
                               My Commission Expires:  8-24-86

                               Darby Jetton
                               --------------------------------
                               Type or Printed Name of Notary

(Seal)